UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 1, 2007

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2007, Susan P. McGalla was promoted to the role of President and Chief Merchandising Officer of American Eagle Outfitters, Inc. (the "Company") (President - AEO Inc.).   In connection with her promotion, the Company entered into an employment agreement (the "Agreement") with Ms. McGalla, effective immediately, and replacing all prior agreements.  As compensation under the Agreement, Ms. McGalla will receive the following:
  Annual base salary of $1,000,000;
  Eligibility to receive performance based annual cash bonus awards targeted at 100% of her base salary for Fiscal 2007 and Fiscal 2008, with the actual amount between zero and twice the target amount depending on achievement of objective annual performance goals;
  Eligibility to participate in the Company LTI Plan pursuant to which an award is credited to a personal long term incentive account each fiscal year, in an amount targeted at 50% of her targeted annual cash bonus award for that fiscal year, with the actual amount credited to the account between zero and up to 100% of her targeted annual cash bonus award depending on achievement of objective annual performance goals; and pursuant to the terms of the LTI Plan one third of the value of the account will be paid annually beginning in  Fiscal 2008 with the balance paid in the event of a change in control or retirement.  No amount of her LTI bonus will be paid upon any voluntary termination of employment by Ms. McGalla;
  Two performance based restricted stock awards, one each year for Fiscal 2007 and Fiscal 2008 under the Company's 2005 Stock Award and Incentive Plan (the "Stock Plan"), with the number of shares of the Company's common stock determined by dividing $1,500,000 by the grant date closing sale price, and with the risk that all shares in any annual award will be forfeited if objective annual performance goals for that fiscal year are not achieved; and
  Two stock option awards, one each year for Fiscal 2007 and Fiscal 2008 under the Stock Plan for that number of shares that have a grant date value equal to $2,500,000, computed based on the method used by the Company for computing stock option expense for financial statement purposes and with an exercise price equal to the closing price of the common stock on the grant date.

  In the event of termination of the Agreement by the Company under certain circumstances, Ms. McGalla will receive the following:

  Severance in the form of one year's base salary, ceasing if she accepts or performs comparable employment;
  Any annual incentive cash bonus declared but unpaid if she has been employed the full fiscal year;
  Continued medical coverage or payment of her COBRA premiums for one year, ceasing if she become eligible for similar coverage under another benefit plan; and
  Vesting of any restricted stock awards outstanding at the time of termination to the extent that the performance goals are met for the fiscal year, if she is actively employed at least six full months during the fiscal year.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Prior to her appointment as President and Chief Merchandising Officer of the Company, Ms. McGalla, age 42, served as President and Chief Merchandising Officer, AE Brand, since January 2005. Prior thereto, Ms. McGalla served as Executive Vice President and Chief Merchandising Officer from November 2003 to January 2005, as Executive Vice President, Merchandising from August 2002 to November 2003 and from November 1997 to August 2002, she served as Vice President, General Merchandise Manager-Women's. Prior to that time, Ms. McGalla held various other positions with the Company, including Divisional Merchandise Manager-Women's from June 1996 to November 1997 and Buyer-Women's from June 1994 to June 1996. Prior to joining the Company, she held various merchandising/ management positions at Joseph Horne Company in Pittsburgh, Pennsylvania from June 1986 to June 1994.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Employment agreement between the Company and Susan P. McGalla dated March 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 7, 2007	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Employment agreement between the Company and Susan P. McGalla dated March 1, 2007

* Such Exhibit is being filed herewith pursuant to Item 5.02 of the Current Report on Form 8-K.